UNITED STATES
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SCHEDULE 14A
(Rule 14a-101)

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 ILLUMINA, INC.

(Name of Registrant as Specified in its Charter)

CKH ACQUISITION CORPORATION
ROCHE HOLDING LTD

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Media Release

Basel, 6 April 2012

Roche disappointed with ISS recommendation
Urges Illumina shareholders to vote the GOLD proxy card

Roche (SIX: RO, ROG; OTCQX: RHHBY) released the following statement in response to a report issued by Institutional Shareholder Services (“ISS”) recommending that shareholders of Illumina, Inc. (NASDAQ: ILMN) vote against the election of Roche’s independent director nominees to Illumina’s Board of Directors:

“While we are disappointed  that ISS has recommended that Illumina shareholders vote against our director nominees at the Illumina annual meeting, we are pleased that ISS noted that ‘Roche would seem to be an excellent partner for Illumina as the sequencing industry grows more intertwined with new drug development.’ ISS also noted that the key to Illumina’s valuation falls in its commercialization  strategy – a strategy that has not been tested but is an area in which we believe Roche could provide significant expertise,” said Severin Schwan, CEO of Roche Group.

Schwan continued, “We respectfully challenge ISS’ assertion that our current ‘bid does not provide a compelling starting point for negotiations.’ Our goal has always been to enter into a negotiated transaction with Illumina and we firmly believe that our present offer is more than adequate to serve as a basis for negotiation with Illumina. We remain willing to consider additional value if given the opportunity to enter discussions and perform due diligence. We expect that Illumina shareholders will support this objective and vote for our director nominees at the upcoming Illumina annual meeting.”

About the Offer

On January 27, 2012, Roche commenced a tender offer to acquire all outstanding  shares of Illumina for $44.50 per share in cash and increased its offer on March 29, 2012 to $51.00 per share in cash for an aggregate of approximately $6.8 billion on a fully diluted basis. The increased offer represents a substantial premium to Illumina’s unaffected market prices: a premium of 88% over Illumina’s closing stock price on December 21, 2011 – the day before market rumors about a potential transaction  between Roche and Illumina drove Illumina’s stock price significantly higher – and an 84% premium over the one-month

F. Hoffmann-La Roche Ltd	4070 Basel Switzerland	Group Communications Roche Group Media Relations	Tel. +41 61 688 88 88 Fax +41 61 688 27 75 www.roche.com

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historical average and a 64% premium over the three-month historical average of Illumina’s share price, both as of December 21, 2011.

In addition to its cash tender offer, Roche has nominated a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors and proposed certain other matters for the consideration  of Illumina’s shareholders at Illumina’s 2012 annual meeting, which if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

About Roche
Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company with truly differentiated medicines in oncology, virology, inflammation,  metabolism and CNS. Roche is also the world leader in in-vitro diagnostics, tissue-based cancer diagnostics and a pioneer in diabetes management. Roche’s personalized healthcare strategy aims at providing medicines and diagnostic tools that enable tangible improvements  in the health, quality of life and survival of patients. In 2011, Roche had over 80’000 employees worldwide and invested over 8 billion Swiss francs in R&D. The Group posted sales of 42.5 billion Swiss francs. Genentech, United States, is a wholly owned member of the Roche Group. Roche has a majority stake in Chugai Pharmaceutical, Japan. For more information:  www.roche.com.

All trademarks used or mentioned in this release are protected by law.

Additional information
Additional detail regarding the offer can be found on www.transactioninfo.com/Roche.

Roche Group Media Relations
Phone: +41 -61 688 8888 / e-mail: basel.mediaoffice@roche.com
- Alexander Klauser (Head)
- Silvia Dobry
- Daniel Grotzky
- Claudia Schmitt

Brunswick Group (for U.S. media)
Phone: +1 212 333 3810
- Steve Lipin

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- Jennifer Lowney

MacKenzie Partners (Information Agent for the offer)
Phone: +1 212 929 5500 or +1 800 322 2885 (toll-free)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THIS ANNOUNCEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”,  “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”,  “FUTURE”  OR SIMILAR EXPRESSIONS OR BY DISCUSSION  OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA  COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JANUARY 27, 2012. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HAS FILED A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT"). ROCHE HAS MAILED THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, CKH ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY CKH ACQUISITION CORPORATION FOR ELECTION TO ILLUMINA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES") MAY BE DEEMED TO BE PARTICIPANTS  IN THE SOLICITATION OF PROXIES FROM ILLUMINA STOCKHOLDERS FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD AND CKH ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES CAN BE FOUND IN THE DEFINITIVE PROXY STATEMENT. NO ADDITIONAL COMPENSATION  WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES. INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING  THE DEFINITIVE PROXY STATEMENT.

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